Exhibit 11



                               GALEY & LORD, INC.
                       STATEMENT REGARDING COMPUTATION OF
                               PER SHARE EARNINGS


Computation of Average Shares Outstanding (In Thousands):

                                         Three Months Ended                       Nine Months Ended
                                      June 28, 1997     June 29, 1996       June 28, 1997    June 29, 1996

Average Common Shares
     Outstanding                          11,625           11,691              11,600            11,732
Add Dilutive Options                         430              198                 390               210
                                        --------         --------            --------          --------

Primary Average Shares                    12,055           11,889              11,990            11,942

Incremental Shares Arising
     from Full Dilution
     Assumption                               52                0                 105                 7
                                        --------         --------           ---------          --------

Average Shares Assuming
     Full Dilution                        12,107           11,889              12,095            11,949